UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 9, 2010

Bohai Pharmaceuticals Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53401	98-0588402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Yantai Bohai Pharmaceuticals Group Co. Ltd. No. 9 Daxin Road, Zhifu District Yantai, Shandong Province, China 264000
(Address of principal executive offices)

Registrant’s telephone number, including area code: +86(535)-685-7928

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 9, 2010, Bohai Pharmaceuticals Group, Inc. (the “Company”) entered into an Transfer Agreement of Intangible Assets (the “Transfer Agreement”) with Shandong Daxin Microbiology Pharmaceutical Industry Co., Ltd., a company incorporated in the People’s Republic of China (“Daxin”), pursuant to which Daxin agreed to transfer to the Company all rights and title in and to 14 Drug Approval Numbers (“DANs”) for 14 traditional Chinese medicines, which DANs were previously issued to Daxin by the Shandong Branch of the State Food and Drug Administration of China (“SFDA”).  The aggregate purchase price is RMB 48 million (approximately US$7,200,000), of which RMB 20 million (approximately US$3,000,000) will be paid within 15 days after the execution of the Transfer Agreement and the remaining balance will be paid on or before January 31, 2011.  As of the date of the execution of the Transfer Agreement, the proposed transfer of the aforementioned 14 DANs has been approved by Shandong SFDA.

As a result of the transfer of the DANs to the Company, the Company will have the right, on a non-exclusive basis, to produce the traditional Chinese medicines covered by the DANs, which are as follows:

Number	Name of the Medicines	DANs
1	Yinqiao Detoxification Pellet	Z37020715
2	Tianwang heart nourishing Pellet	Z37020714
3	Tongxuan lung Pellet	Z37020717
4	Ruyi Jinhuang Powder	Z37020709
5	Xiaohuoluo Pellet	Z37020711
6	Dieda Pellet	Z37020723
7	Qipi Pellet	Z37020685
8	Ginseng Guipi Pellet	Z37020716
9	Spleen Pellet	Z37020712
10	Jiufen Powder	Z37020683
11	Wu Zi Yan Zong Pellet	Z37020707
12	Qingwen Detoxification Pellet	Z37020708
13	Wuhu Powder	Z37020710
14	Hawthorn Pellet	Z37020713

The foregoing medicines are in addition to the 29 traditional Chinese medicine products that the Company is authorized to produce, of which 15 are currently in production.

A copy of the Transfer Agreement is attached hereto as exhibit 10.1.  The foregoing description of the Transfer Agreement is qualified in its entirety by reference to such exhibit.

Item 8.01 Other Events.

On December 14, 2010, the Company issued a press release announcing the signing of the Transfer Agreement.  A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

10.1	Unofficial English Translation of the Intangible Assets Transfer Agreement, dated December 9, 2010, by and between the Company and Shandong Daxin Microbiology Pharmaceutical Industry Co., Ltd.

99.1	Press Release, dated December 14, 2010, regarding the Company’s agreement with Shandong Daxin Microbiology Pharmaceutical Industry Co., Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bohai Pharmaceuticals Group, Inc.

December 14, 2010	By:	/s/ Gene Hsiao
Name: Gene Hsiao
Title: Chief Financial Officer